UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2006

Idenix Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-49839	45-0478605
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

60 Hampshire Street, Cambridge, MA, 02139
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 995-9800

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-99.1 PRESS RELEASE DATED MARCH 29, 2006

Item 8.01.      Other Events
On March 29, 2006, Idenix Pharmaceuticals, Inc., or Idenix, announced that Novartis Pharma AG, or Novartis, had exercised an option to license Idenix’s lead hepatitis C product candidate, valopicitabine. The option was granted as part of the collaboration arrangement existing between Idenix and Novartis.
Idenix may receive up to $70 million in license fees, of which $25 million is payable by Novartis to Idenix in conjunction with the option exercise. The remaining $45 million in license fees is payable by Novartis to Idenix upon the advancement of valopicitabine into phase III clinical trials in treatment-naïve and treatment-refractory patients in the United States. In addition, Idenix may receive up to $455 million in other payments upon achievement of various milestones relating to regulatory filings and marketing authorization approvals of valopicitabine in the United States, Europe and Japan.
Expenses associated with the development of valopicitabine incurred by Idenix subsequent to the date of license will be reimbursed by Novartis. If successfully developed, Idenix and Novartis will co-promote valopicitabine in the United States and each of the five major European markets (United Kingdom, Spain, France, Italy and Germany). Novartis will have exclusive rights to market and promote valopicitabine in the rest of the world.
The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01.      Financial Statements and Exhibits
(c)	Exhibits

Press release dated March 29, 2006
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idenix Pharmaceuticals, Inc.
Date: March 29, 2006	By:	/s/ Andrea J. Corcoran
Andrea J. Corcoran
Executive Vice President, Legal and Administration